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Exhibit 10.5        Lease for property at 2701 West Oakland Park
                    Blvd, Suite 103, Ft. Lauderdale FL 33311

                               REAL ESTATE LEASE

This Lease Agreement (this "Lease") is made effective as of August 15, 1997, by and between The Century Group, Inc. ("Landlord"), and Travel Maxx International ("Tenant"). The parties agree as follows:

PREMISES. Landlord, in consideration of the lease payments provided in this Lease, leases to Tenant

Suite #103, consisting of 1,383 square feet of office space (the "Premises") located at 2701 W. Oakland Park Blvd, Ft. Lauderhill, Florida 33311.

TERM. The lease term will begin on August 15, 1997 and will terminate on August 14, 1998.

RENEWAL TERMS. This Lease shall automatically renew for an additional period of 1 year per renewal term on the same terms as this Lease, unless either party gives written notice of the termination no later than 60 days prior to the end of the term or renewal term.

HOLDOVER. If Tenant maintains possession of the Premises for any period after the termination of this Lease ("Holdover Period"), Tenant shall pay to Landlord a lease payment for the Holdover Period based on the terms of the following Lease Payments paragraph. Such holdover shall constitute a month to month extension of this Lease.

LEASE PAYMENTS. Tenant shall pay to Landlord a total annual lease payment of $20,738.52, payable in advance, in installments of $1,728.21 per month on the first day of each month. Lease payments shall be made to the Landlord at 7177 W. Oakland Park Blvd., Lauderdale, Florida 33313, as may be changed from time to time by Landlord.

LATE PAYMENTS. Tenant shall pay a late charge equal to 10.00% of the required installment payment for each payment that is not paid within 5 business day(s) after the due date for such late payment.

NON-SUFFICIENT FUNDS. Tenant shall be charged $30.00 for each check that is returned to Landlord for lack of sufficient funds.

SECURITY DEPOSIT. At the time of the signing of this Lease, Tenant shall pay to Landlord, in trust, a security deposit of $1,728.21 to be held and disbursed for Tenant damages to the Premises (if any) as provided by law.

POSSESSION. Tenant shall be entitled to possession on the first day of the term of this Lease, and shall yield possession to Landlord on the last day of the term of this Lease, unless otherwise agreed by both parties in writing.


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REMODELING OR STRUCTURAL IMPROVEMENTS.  Tenant shall have the obligation to conduct any construction or remodeling (at Tenant's expense) that may be required to use the Premises as specified above. Tenant may also construct such fixtures on the Premises (at Tenant's expense) that appropriately facilitate its use for such purposes. Such construction shall be undertaken and such fixtures may be erected only with the prior written consent of the Landlord which shall not be unreasonably withheld. At the end of the lease term, Tenant shall be entitled to remove (or at the request of Landlord shall remove) such fixtures, and shall restore the Premise to substantially the same condition of the Premises at the commencement of this Lease.

ACCESS BY LANDLORD TO PREMISES. Subject to Tenant's consent (which shall not be unreasonably withheld), Landlord shall have the right to enter the Premises to make inspections, provide necessary services, or show the unit to prospective buyers, mortgagees, tenants or workers. AS provided by law, in the case of an emergency, Landlord may enter the Premises without Tenant's consent.

UTILITIES AND SERVICES. Tenant shall be responsible for the following utilities and services in connection with the Premises:
      - electricity
      - telephone service
Tenant acknowledges that Landlord has fully explained to Tenant the utility rates, charges and services for which Tenant will be required to pay (if an), other than those to be paid directly to the utility company furnishing the service.

PROPERTY INSURANCE. Landlord and Tenant shall each be responsible to maintain appropriate insurance for their respective interests in the Premises and property located on the Premises.

LIABILITY INSURANCE. Tenant shall maintain liability insurance in total aggregate sum of at least $1,000,000.00. Tenant shall deliver appropriate evidence to Landlord as proof that adequate insurance is in force. Landlord shall have the right to require that the Landlord receive notice of any termination of such insurance policies.

INDEMNITY REGARDING USE OF PREMISES. Tenant agrees to indemnify, hold harmless, and defend Landlord from and against any and all losses, claims, liabilities, and expenses, including reasonable attorney fees, if any, which Landlord may suffer or incur in connection with Tenant's use of the Premises.

DANGEROUS MATERIALS. Tenant shall not keep or have on the Premises any article or thing of a dangerous, inflammable, or explosive character that might substantially increase the danger of fire on the Premises, or that might be considered hazardous by a responsible insurance company, unless the prior written consent of Landlord is obtained and proof of adequate insurance protection is provided by Tenant to Landlord.

TAXES. Taxes attributable to the Premises or the use of the Premises shall be allocated as follows:


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     Real Estate Taxes - Landlord shall pay all real estate taxes and assessments for the Premises..

     Personal Taxes - Tenant shall pay all personal taxes and any other charges which may be levied against the Premises and which arc attributable to Tenant's use of the Premises.

DESTRUCTION OR CONDEMNATION OF PREMISES. If the Premises are partially destroyed in a manner that prevents the conducting of Tenant's use of the Premises in a normal manner, and if the damage is reasonable repairable within sixty days after the occurrence of the destruction, and if the cost of repair is less than $1,000.00, the Landlord shall repair the Premises and lease payments shall abate during the period of the repair. However, if the damage is not repairable within sixty days, or if the cost of repair is $1,000.00 or more, or if Landlord is prevented from repairing the damage by forces beyond Landlord's control, or if the property, is condemned, this Lease shall terminate upon twenty days written notice of such event or condition by either party.

MECHANICS LIENS. Neither the Tenant or anyone claiming through the Tenant shall have the right to file mechanics lien or any other kind of lien on the Premises and the filing of this Lease constitutes notice that such liens are invalid. Further, Tenant agrees to give actual advance notice to any contractors, subcontractors or suppliers of goods, labor, or services that such liens will not be valid.

DEFAULTS. Tenant shall be in default of this Lease, if Tenant fails to fulfill any lease obligation or term by which Tenant is bound. Subject to any governing provisions of law to the contrary, if Tenant fails to cure any financial obligations within 5 day(s) (or any other obligations within 10 day(s) after written notice of such default is provided by Landlord to Tenant, Landlord may take possession of the Premises without further notice, and without prejudicing Landlord's rights to damages. In the alternative, Landlord may elect to cure any default and the cost of such action shall be added to Tenant's financial obligations under this Lease. Tenant shall pay all costs, damages, and expenses suffered by Landlord by reason of Tenant's defaults.

ARBITRATION. Any controversy or claim relating to this contract, including the construction or application of this contract, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgment granted by the arbitrator(s) may be enforced in any court of proper jurisdiction.

ASSIGNABILITY/SUBLETTING. Tenant may not assign or sublease any interest in the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld.

TERMINATION UPON SALE OF PREMISES. Notwithstanding any other provision of this Lease, Landlord may terminate this lease upon 30 day(s) written notice to Tenant that the Premises have been sold.

NOTICE. Notices under this Lease shall not be deemed valid unless given or served in writing and forwarded by mail, postage prepaid, addressed as follows:


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LANDLORD:

     The Century Group, Inc.
     Attn: J. Christopher Fuhrmeister
     7177 W. Oakland Park Blvd.
     Lauderhill, Florida  33313


TENANT:

     Travel Maxx International
     Attn:  Michael Sederoff
     3388 Via Lido
     Newport Beach, Ca  92663

Such addresses may be changed from time to time by either party by providing notice as set forth above.

ENTIRE AGREEMENT/AMENDMENT. This Lease Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Lease may be modified or amended in writing, if the writing is signed by the party obligated under the amendment.

SEVERABILITY. If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER. The failure of either party to enforce any provisions of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

CUMULATIVE RIGHTS. The rights of the parties under this Lease are cumulative, and shall not be construed as exclusive unless otherwise required by law.

GOVERNING LAW. This Lease shall be construed in accordance with the laws of the state of Florida.

ADDITIONAL PROVISIONS: As of the signing of this lease, the following monetary sums are due; 1. first month's rent of $1,728.21, the last month's rent of $1,728.21, and 3. security deposit of $1,728.21. The total amount due is $5,184.63.

LANDLORD:


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          The Century Group, Inc.




     By:  /s/  J. Christopher Fuhrmeister
          ----------------------------------------
          J. Christopher Fuhrmeister - Controller


TENANT:

          Travel Maxx International




     By:  /s/ Michael Sederoff
          ----------------------------------------
          Michael Sederoff, C.F.O.


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